Exhibit 10.27
10th AMENDMENT TO SERVICE AGREEMENT
     This 10th Amendment to Service Agreement, by and between First Data Merchant Services Corporation (“FDMS”) and iPayment Inc. (formerly known as iPayment Holdings, Inc.) (“Customer”) is made and entered into this 12 day of November 2009 (this “Amendment”).
RECITALS
     A. FDMS and Customer have entered into a certain Service Agreement dated as of July 1, 2002, as amended (the “Service Agreement”).
     B. American Express Travel Related Services Company, Inc. (“American Express”) has designed a program to increase acceptance of Cards (as defined in the American Express One Point Operating Regulations) among small merchants by offering an integrated service and competitive pricing through third party service agents, which program is known as the Establishment Sales and Servicing Program (the “One Point Program”).
     C. FDMS and American Express are parties to that certain Establishment Sales and Servicing Program Agreement, effective as of December 11, 2007, including the applicable Operating Regulations, as each may be amended from time to time in accordance with the terms of such Establishment Sales and Servicing Program Agreement (the “FDMS AmEx Agreement”).
     D. FDMS may provide Authorization Services, Submission Services and Settlement Services, as each is defined in the American Express One Point Operating Regulations, in accordance with the terms of the FDMS AmEx Agreement (“One Point Services”).
     E. Customer desires for Customer’s Accounts that meet the applicable One Point Program requirements to participate in the One Point Program and receive certain One Point Services subject to the terms of this Amendment.
     F. Customer and FDMS desire to amend the Service Agreement as set forth herein.
AGREEMENT
Customer and FDMS agree as follows:
     1. The terms of this Amendment are effective as of November 1, 2009.
     2. Customer represents and warrants that it is a Service Agent (as such term is used in the American Express One Point Operating Regulations) pursuant to an agreement between and executed by American Express and Customer, including the American Express One Point Operating Regulations (as each may be amended from time to time, the “Customer AmEx Agreement”). Customer promptly will notify FDMS of any changes with respect to the foregoing, including termination of the Customer AmEx Agreement.
     3. During the shorter of the term of the FDMS AmEx Agreement, the Customer AmEx Agreement or the Service Agreement, FDMS will provide Customer’s Accounts that have a valid One Point Program SE Number (as defined in the American Express One Point Operating Regulations) on the FDMS System with those One Point Services that are contemplated to be provided by FDMS to Customer or Customer’s Accounts under the Service Agreement. The parties acknowledge and agree that Customer will pay the fees set forth in Section II of Exhibit B to the Service Agreement for One Point Services provided by FDMS to Customer or Customer’s Accounts. Section 10.5 of the Service Agreement will apply to FDMS’ release of Customer’s Proprietary Information to American Express upon FDMS’s receipt of a written request from American Express.
     4. As between Customer and FDMS: (a) FDMS shall have no liability to American Express with respect to Customer’s performance or breach of its obligations under the Customer AmEx Agreement; (b) Customer shall have no liability to American Express with respect to FDMS’s performance or breach of its obligations under the FDMS AmEx Agreement; and (c) FDMS shall have no liability to Customer with respect to the One Point Services so long as, with respect to the One Point Services, (i) FDMS is performing its obligations under the FDMS AmEx Agreement in accordance with the terms of such agreement, and (ii) FDMS has not breached its obligations under the Service Agreement (including this Amendment).
     5. The definitions of “Interchange Settlement” set forth in Exhibit C to the Service Agreement is hereby amended and restated as follows:
     “Interchange Settlement” means, with respect to Transaction Cards for which FDMS provides handles settlement, the process by which FDMS on behalf of Customer (i) facilitates payment for Transaction Card Tickets presented by Acquirers to Customer, (ii) receives payment for Transaction Card Tickets presented by Customer to Issuers, and (iii) remits and receives payments for chargebacks and other Interchange fees and expenses of or payable by Customer.
     6. Capitalized terms used but not otherwise defined in this Amendment will have the meanings set forth in the Service Agreement. This Amendment constitutes the entire agreement between the parties regarding the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings. In the event of a conflict between this Amendment and the Service Agreement as it relates to the subject matter hereof, the terms of this Amendment shall control. Otherwise, all terms and conditions of the Service Agreement shall likewise apply to this Amendment.
     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

iPayment, Inc.		First Data Merchant Services Corporation

By:	/s/ Joseph Jorling	By:	/s/ Stephanie Lusher
Name:	Joseph Jorling	Name:	Stephanie Lusher
Title:	Senior Vice President	Title:	SVP
Date:	10/09/2009	Date:	11-13-09